                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): NOVEMBER 27, 2006
                                                         -----------------

                      INTERNATIONAL SHIPHOLDING CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                     2-63322                   36-2989662
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


650 POYDRAS STREET, NEW ORLEANS, LOUISIANA                         70130
--------------------------------------------------------------------------------
 (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (504) 529-5461
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01.    OTHER EVENTS.

         As described in the press release included as Exhibit 99.1 to this filing, on November 27, 2006, Kristian Gerhard Jebsen Skipsrederi AS ("KGJS") acquired all of the shares of Belden Shipholding Pte Ltd ("Belden"), a company which owns and operates cement carrier vessels. Through our wholly-owned subsidiary, LCI Shipholdings, Inc., we owned a 26.1% interest in Belden. Our portion of the cash proceeds from the sale was $27.5 million, and our gain on the sale was approximately $22.1 million. The sale of Belden's shares was concluded following an unsolicited offer received from KGJS, and we are currently reviewing various strategic options for utilizing our cash proceeds from the sale.

         Our equity in net income of Belden, after taxes, was $213,000 and $634,000 for the three and nine month periods ended September 30, 2006, and $1.9 million for the year ended December 31, 2005.


ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit

         Exhibit Number            Document
         --------------            --------

              99.1                 Press Release dated November 27, 2006

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      INTERNATIONAL SHIPHOLDING CORPORATION

                              /s/ Manuel G. Estrada
                   ------------------------------------------
                                Manuel G. Estrada
                   Vice President and Chief Financial Officer


Date   November 29, 2006
    ----------------------


                                       3